Exhibit 23.2

KPMG LLP

100 New Park Place, Suite 1400

Vaughan, ON L4K 0J3

Tel 905-265 5900

Fax 905-265 6390

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MDA Space Ltd.

We consent to the use of our report dated March 3, 2026, on the consolidated financial statements of MDA Space Ltd., which comprise the consolidated statements of financial position as at December 31, 2025 and December 31, 2024, the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes, and to the reference to our firm under the heading “Experts” in the prospectus, incorporated by reference in the Registration Statement on Form S-8 dated March 13, 2026 of MDA Space Ltd.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 13, 2026

Vaughan, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

KPMG Canada provides services to KPMG LLP.

Document classification: KPMG Confidential